                                                                      EXHIBIT 14

                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT

     American International Group, Inc. (a Delaware corporation) owns 100% of SunAmerica Inc. (a Delaware corporation), which owns 100% of SunAmerica Investments, Inc. (a Georgia corporation); SunAmerica Trust Company (a Colorado corporation), which owns 100% of Resources Consolidated Inc. (a Colorado corporation); SA Investment Group, Inc. (A California corporation); SunAmerica Life Insurance Company (an Arizona corporation); Anchor Insurance Company (Hawaii), Ltd. (a Hawaii corporation); SA Investment Group, Inc. (a California corporation); SunAmerica Affordable Housing Finance Corp. (a Delaware corporation); Stanford Ranch, Inc. (a Delaware corporation), which owns 100% of Stanford Ranch, Inc. (a California corporation); Arrowhead SAHP Corp. (a New Mexico corporation); Tierra Vista SAHP Corp. (a Florida corporation); Westwood SAHP Corp. (a New Mexico corporation); Churchill SAHP Corp. (a Delaware corporation); Crossing SAHP Corp. (a Delaware corporation); Forest SAHP Corp. (a Delaware corporation); Pleasant SAHP Corp. (a Delaware corporation); Westlake SAHP Corp. (a Delaware corporation); Williamsburg SAHP Corp. (a Delaware corporation); Willow SAHP Corp. (a Delaware corporation); Prairie SAHP Corp. (a Delaware corporation); DIL/SAHP Corp. (a Delaware corporation), which is the sole member of River Oaks Apartments, L.L.C., a Delaware limited liability company; Charleston Bay SAHP Corp. (a Delaware corporation); SubGen NT Corp. (a Delaware corporation); Belvedere Ventures, Inc. (a Delaware corporation); SunAmerica Capital Trust IV (a Delaware business trust); SunAmerica Capital Trust V (a Delaware business trust); SunAmerica Capital Trust VI (a Delaware business trust); AIG Investment Management, Inc. (a Delaware corporation). In addition, SunAmerica Inc. owns 33% of New California Life Holdings, Inc. (a Delaware corporation), which owns 100% of Aurora National Life Assurance Company (a California corporation); 85% of AMSUN Realty Holdings (a California general partnership); 40% of Falcon Financial, LLC (a Delaware limited liability company); and 93.74% of WCFSC, Inc. (a California corporation).

     SunAmerica Investments, Inc. owns 100% of SunAmerica Retirement Markets, Inc. (a Maryland corporation); SunAmerica Advertising, Inc. (a Georgia corporation); SunAmerica Louisiana Properties, Inc. (a California corporation); SunAmerica Real Estate and Office Administration, Inc. (a Delaware corporation); SunAmerica Affordable Housing Partners, Inc. (a California corporation), which owns 100% of Civic SAAHP Corp. (a Delaware corporation), which owns 100% of SAAHP Civic, L.L.C. (a Delaware corporation); Hampden I & II Corp. (a California corporation); Sunport Holdings, Inc. (a California corporation), which owns 100% of Sunport Property Holdings, Inc. (a Florida corporation); SunAmerica Mortgages, Inc. (a Delaware corporation); Houston Warehouse Corp. (a California corporation); SunAmerica (Cayman) Insurance Company, Ltd. (a Cayman Islands company); SLP Housing I LLC (a Nevada limited liability company); SLP Housing II LLC (a Nevada limited liability company); SLP Housing III LLC (a Nevada limited liability company); SunAmerica Financial Network, Inc. (a Maryland corporation); SunMexico Holdings, Inc. (a Delaware corporation), which owns 100% of each of the following Delaware corporations: Sun Cancun I, Inc., Sun Cancun II, Inc., Sun Ixtapa I, Inc. and Sun Ixtapa II, Inc.; Sun Hechs, Inc. (a California corporation); SAI Investment Adviser, Inc. (a Delaware corporation); Sun GP Corp. (a California corporation); Sun CRC, Inc. (a California corporation); Sun-Dollar, Inc. (a California corporation); Sun PLA, Inc. (a California corporation); Metrocorp, Inc. (a California corporation). In addition, SunAmerica Investments, Inc. owns 95% of Travel Services Holdings, LLC (a Delaware limited liability company), which owns 100% of SA Travel Services, Inc. (a California corporation); 70% of Homes Systems Partners (a California limited partnership), which owns 100% of Extraneous Holdings Corp. (a Delaware corporation). SunAmerica Investments, Inc. is sole member of the following Delaware limited liability companies: SAHP Bluebonnet Ridge GP, L.L.C., SAHP Lakes GP, L.L.C., SAHP Lakes II GP, L.L.C., SAHP Siegen Lane GP, L.L.C., SAHP St. Jean GP I, L.L.C., SAHP St. Jean GP II, L.L.C., SAHP St. Jean GP III, L.L.C. and SAHP Summerchase GP, L.L.C.

     SunAmerica Financial Network, Inc. owns 100% of SunAmerica Securities, Inc. (a Delaware corporation), which owns 50% of Anchor Insurance Services, Inc., (a Hawaii corporation); SunAmerica Investment Services Corporation (a Georgia corporation); Financial Service Corporation (a Georgia


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

                                                                      EXHIBIT 14

                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT

corporation), which owns 100% of FSC Corporation, which owns 100% FSC Securities Corporation (a Delaware corporation), FSC Advisory Corporation (a Delaware corporation) and FSC Agency, Inc. (a Georgia corporation). In addition, SunAmerica Financial Network, Inc. owns 100% of The Financial Group, Inc. (a Georgia corporation), which owns 100% of Keogler, Morgan & Co., Inc. (a Georgia corporation), Keogler Investment Advisory, Inc. (a Georgia corporation); and Keogler Morgan Investments, Inc. (a Georgia corporation); Advantage Capital Corporation (a New York corporation); SunAmerica Advisory, Inc. (a Delaware corporation); Spelman & Co., Inc. (a California corporation), which owns 100% of Century Investments Group Incorporation (an Oklahoma corporation); Sentra Securities Corporation (a California corporation).

     SunAmerica Life Insurance Company owns 100% of First SunAmerica Life Insurance Company (a New York corporation); Anchor National Life Insurance Company (an Arizona corporation); Export Leasing FSC, Inc. (a Virgin Islands company); SunAmerica Virginia Properties, Inc. (a California corporation); and SAL Investment Group, Inc. (a California corporation); SA Affordable Housing, L.L.C. (a Delaware limited liability company); and UG Corporation (A Georgia corporation). In addition, SunAmerica Life Insurance Company owns 85% of SunAmerica Realty Partners (a California corporation) and 88.75% of Sun Quorum LLC (a Delaware limited liability company).

     Anchor National Life Insurance Company owns 100% of the following Massachusetts business trusts: Anchor Pathway Fund, Anchor Series Trust, SunAmerica Series Trust and Seasons Series Trust. In addition, Anchor National Life Insurance Company owns 5% of Travel Services Holdings; 100% of UG Corporation (a Georgia corporation); Saamsun Holdings Corp. (a Delaware corporation), which owns 100% of Sam Holdings Corporation (a California corporation), which owns 100% of Sun Royal Holdings Corporation (a California corporation), which owns 100% of Royal Alliance Associates, Inc. (a Delaware corporation), which owns 50% of Anchor Insurance Services, Inc. In addition, Sam Holdings Corporation owns 100% of SunAmerica Asset Management Corp. (a Delaware corporation), which owns 100% of SunAmerica Capital Services, Inc. (a Delaware corporation); SunAmerica Fund Services, Inc. (a Delaware corporation), ANF Property Holdings, Inc. (a California corporation) and Capitol Life Mortgage Corp. (a Delaware corporation).


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